DocuSign Envelope ID: C06D34E5-B9FC-401D-AFFB-2C6F4D655298

Trimark Capital Partners
5th Floor, Anderson Square Building
64 Sheddon Road, PO Box 31325, SMB Grand Cayman
KY1-1206
866.661.7422

ENGAGEMENT AGREEMENT

This Contract for Services is made effective as of February 12, 2021 by and between GREEN HYGIENICS HOLDINGS INC. with an address of 13795 Blaisdell Place, Suite 202, Poway, CA 92064, and TRIMARK CAPITAL PARTNERS with an address of 5th Floor, Anderson Square Building, 64 Sheddon Road, PO Box 31325, SMB Grand Cayman KY1-1206.

1. DESCRIPTION OF SERVICES

Beginning on February 10, 2021, TRIMARK CAPITAL PARTNERS will provide to GREEN HYGIENICS HOLDINGS INC. the following services (collectively, the "Services"):

SERVICE DESCRIPTION (S) Agent services include working on the issuance of a ONE HUNDRED MILLION ($100M USD) series of bonds.

Additional services include collection of program fees, solicitation of business, represent investors direct to projects, manage loan payments, defaults, trusts & trustees, be a SPV (Special Purpose Vehicle), collateral manager, cash manager for projects, collect revenue, and distribution of funds.

Trimark Capital Partners also works closely with its strategic partners to issue and place the bonds.

The Services will also include any other tasks which the Parties may agree on.

2. TERM OF AGREEMENT

The term of this Agreement (the "Term") will begin on the date of this Agreement and will remain in full force and effect until the completion of the Services, subject to earlier termination as provided in this Agreement. The Term may be extended with the written consent of the Parties.

3. PERFORMANCE

The Parties agree to do everything necessary to ensure that the terms of this Agreement take effect.

4. CURRENCY

Except as otherwise provided in this Agreement, all monetary amounts referred to in this Agreement are in US Dollars (USD).

5. PAYMENT

Payment shall be made to TRIMARK CAPITAL PARTNERS as follows:

Event	Payment Amount
General Operating Fee	$25,000

DocuSign Envelope ID: C06D34E5-B9FC-401D-AFFB-2C6F4D655298

Trimark Capital Partners
5th Floor, Anderson Square Building
64 Sheddon Road, PO Box 31325, SMB Grand Cayman
KY1-1206
866.661.7422

Capital Raise Fee	$1,250,000
Non-refundable Deposit	$25,000 (For the expenses associated with the management of offering. Any remaining balance will be allocated toward the capital raise fee.)

GREEN HYGIENICS HOLDINGS INC. shall pay all costs of collection, including without limitation, reasonable attorney fees. In addition to any other right or remedy provided by law, if GREEN HYGIENICS HOLDINGS INC. fails to pay for the Services when due, TRIMARK CAPITAL PARTNERS has the option to treat such failure to pay as a material breach of this Contract and may cancel this Contract and/or seek legal remedies.

6. WORK PRODUCT OWNERSHIP

Any copyrightable works, ideas, discoveries, inventions, patents, products, or other information (collectively the "Work Product") developed in whole or in part by TRIMARK CAPITAL PARTNERS in connection with the Services will be the exclusive property of GREEN HYGIENICS HOLDINGS INC. Upon request, TRIMARK CAPITAL PARTNERS will execute, within a reasonable period of time, all documents necessary to confirm or perfect the exclusive ownership of GREEN HYGIENICS HOLDINGS INC. to the Work Product.

7. CONFIDENTIALITY

TRIMARK CAPITAL PARTNERS, and its employees, agents, or representatives will not at any time or in any manner, either directly or indirectly, use for the personal benefit of TRIMARK CAPITAL PARTNERS, or divulge, disclose, or communicate in any manner, any information that is proprietary to GREEN HYGIENICS HOLDINGS INC.. TRIMARK CAPITAL PARTNERS and its employees, agents, and representatives will protect such information and treat it as strictly confidential. This provision will continue to be effective after the termination of this Contract. Any oral or written waiver by GREEN HYGIENICS HOLDINGS INC. of these confidentiality obligations which allows TRIMARK CAPITAL PARTNERS to disclose GREEN HYGIENICS HOLDINGS INC. 's confidential information to a third party will be limited to a single occurrence tied to the specific information disclosed to the specific third party, and the confidentiality clause will continue to be in effect for all other occurrences.

8. WARRANTY

TRIMARK CAPITAL PARTNERS shall provide its services and meet its obligations under this Contract in a timely and workmanlike manner, using knowledge and recommendations for performing the services which meet generally acceptable standards in TRIMARK CAPITAL PARTNERS's community and region, and will provide a standard of care equal to, or superior to, care used by TRIMARK CAPITAL PARTNERS on similar projects.

DocuSign Envelope ID: C06D34E5-B9FC-401D-AFFB-2C6F4D655298

Trimark Capital Partners
5th Floor, Anderson Square Building
64 Sheddon Road, PO Box 31325, SMB Grand Cayman
KY1-1206
866.661.7422

9. DEFAULT

The occurrence of any of the following shall constitute a material default under this Contract:

a) The insolvency or bankruptcy of either party.
b) The subjection of any of either party's property to any levy, seizure, general assignment for the benefit of creditors, application, or sale for or by any creditor or government agency.
c) The failure to make available or deliver the Services in the time and manner provided for in this Contract.
d) The failure to make a required payment when due.

10. REMEDIES

In addition to any and all other rights a party may have available according to law, if a party defaults by failing to substantially perform any provision, term or condition of this Contract (including without limitation the failure to make a monetary payment when due), the other party may terminate the Contract by providing written notice to the defaulting party. This notice shall describe with sufficient detail the nature of the default. The party receiving such notice shall have 14 days from the effective date of such notice to cure the default(s). Unless waived in writing by a party providing notice, the failure to cure the default(s) within such time period shall result in the automatic termination of this Contract.

11. ENTIRE AGREEMENT

This Contract contains the entire agreement of the parties, and there are no other promises or conditions in any other agreement whether oral or written concerning the subject matter of this Contract. This Contract supersedes any prior written or oral agreements between the parties.

12. SEVERABILITY

If any provision of this Contract will be held to be invalid or unenforceable for any reason, the remaining provisions will continue to be valid and enforceable. If a court finds that any provision of this Contract is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision will be deemed to be written, construed, and enforced as so limited.

13. AMENDMENT

This Contract may be modified or amended in writing by mutual agreement between the parties, if the writing is signed by the party obligated under the amendment.

14. GOVERNING LAW

This Contract shall be construed in accordance with the laws of the United States of America.

Trimark Capital Partners
5th Floor, Anderson Square Building
64 Sheddon Road, PO Box 31325, SMB Grand Cayman
KY1-1206
866.661.7422

15. NOTICE

Any notice or communication required or permitted under this Contract shall be sufficiently given if delivered in person or by certified mail, return receipt requested, to the address set forth in the opening paragraph or to such other address as one party may have furnished to the other in writing.

16. WAIVER OF CONTRACTUAL RIGHT

The failure of either party to enforce any provision of this Contract shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Contract.

17. ATTORNEY'S FEES TO PREVAILING PARTY

In any action arising hereunder or any separate action pertaining to the validity of this Agreement, the prevailing party shall be awarded reasonable attorney's fees and costs, both in the trial court and on appeal.

18. CONSTRUCTION AND INTERPRETATION

The rule requiring construction or interpretation against the drafter is waived. The document shall be deemed as if it were drafted by both parties in a mutual effort.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

Executed as of the Effective Date above:

GREEN HYGIENICS HOLDINGS INC.

Signature: Ron Loudoun

By: Ron Loudoun, CEO

TRIMARK CAPITAL PARTNERS

Signature: ____________________

By: Robert J. Kane, Chairman and CEO